Exhibit 99.1

PRESS RELEASE	Contact: Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (April 30, 2012) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank (the “Bank”), today announced a $1,131,000 (40.4%) increase in earnings from $2,800,000 for the three months ended March 31, 2011 to $3,931,000 for the three months ended March 31, 2012. Diluted earnings per share for the three months ended March 31, 2012 were $0.25 compared to diluted earnings per share of $0.17 for the three months ended March 31, 2011.

Total assets of the Company increased $337,170,000 (15.4%) to $2,532,908,000 at March 31, 2012 from $2,195,738,000 at March 31, 2011. Total loans of the Company increased $123,425,000 (8.9%) to $1,511,085,000 at March 31, 2012 from $1,387,660,000 at March 31, 2011. The increase in loans is due to $167,484,000 of loans acquired in the acquisition of the banking operations of Citizens Bank of Northern California (“Citizens”) on September 23, 2011 that was partially offset by charge offs and net loan payoffs. Total deposits of the Company increased $309,834,000 (16.7%) to $2,169,746,000 at March 31, 2012 from $1,859,912,000 at March 31, 2011. The increase in deposits is mainly due to $239,899,000 of deposits acquired in the Citizens acquisition.

The following is a summary of the components of Company’s consolidated net income for the periods indicated:

	Three months ended
	March 31,
(in thousands)	2012	2011	$ Change	% Change
Net Interest Income	$25,036	$21,704	$3,332	15.4%
Provision for loan losses	(3,996)	(7,001)	3,005	(42.9%)
Noninterest income	8,265	9,350	(1,085)	(11.6%)
Noninterest expense	(22,915)	(19,671)	(3,244)	16.5%
Provision for income taxes	(2,459)	(1,582)	(877)	55.4%

Net income	$3,931	$2,800	$1,131	40.4%

Included in the Company’s results for the three month period ended March 31, 2012 is the acquisition by Tri Counties Bank of the banking operations of Citizens Bank of Northern California, Nevada City, California from the FDIC under a whole bank purchase and assumption agreement without loss sharing on September 23, 2011. The assets acquired and liabilities assumed in the Citizens acquisition have been accounted for under the acquisition method of accounting (formerly the purchase method). Loans acquired through the Citizens acquisition are classified as Purchased Not Credit Impaired (PNCI), Purchased Credit Impaired – cash basis (PCI – cash basis), or Purchased Credit Impaired – other (PCI – other). Loans not acquired in an acquisition or otherwise “purchased” are classified as “originated”. Further details regarding interest income from loans, including fair value discount accretion, may be found under the heading “Supplemental Loan Interest Income Data” in the Consolidated Financial Data table at the end of this announcement.

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, in thousands)

	Three Months Ended
	March 31, 2012			March 31, 2011
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets
Loans	$1,527,536	$24,929	6.53%	$1,396,331	$21,722	6.22%
Investments – taxable	224,737	1,759	3.13%	276,497	2,381	3.44%
Investments – nontaxable	9,561	173	7.24%	12,063	223	7.38%
Federal funds sold	573,008	368	0.26%	339,394	191	0.23%

Total earning assets	2,334,842	27,229	4.66%	2,024,285	24,517	4.84%

Other assets, net	179,699			165,078

Total assets	$2,514,541			$2,189,363

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$439,786	217	0.20%	$402,267	349	0.35%
Savings deposits	790,590	297	0.15%	592,084	367	0.25%
Time deposits	402,985	670	0.67%	432,166	1,111	1.03%
Other borrowings	70,104	606	3.46%	59,223	593	4.01%
Trust preferred securities	41,238	338	3.28%	41,238	310	3.01%

Total interest-bearing liabilities	1,744,703	2,128	0.49%	1,526,978	2,730	0.72%

Noninterest-bearing deposits	515,851			425,089
Other liabilities	33,621			33,761
Shareholders’ equity	220,366			203,535

Total liabilities and shareholders’ equity	$2,514,541			$2,189,363

Net interest rate spread			4.17%			4.12%
Net interest income/net interest margin (FTE)		25,101	4.30%		21,787	4.31%

FTE adjustment		(65)			(83)

Net interest income (not FTE)		$25,036			$21,704

Net interest income (FTE) during the first quarter of 2012 increased $3,314,000 (15.2%) from the same period in 2011 to $25,101,000. The increase in net interest income (FTE) was due to a $131,205,000 (9.4%) increase in average balance of loans and a 31 basis point increase in average yield on loans, both of which are mainly due to the Citizens acquisition in September 2011. Also contributing to the increase in net interest margin during this first quarter of 2012 was a 17 basis point decrease in the cost of deposits from 0.39% during the three months ended March 31, 2011 to 0.22% during the three months ended March 31, 2012. Despite these positive factors noted above, the Company’s ability to deploy excess deposits into some interest-earning asset other than short-term low-yield interest-earning cash at the Federal Reserve Bank has been limited. This limitation is the result of weak loan demand and investment yields that have been unattractive given their interest rate risk profile.

The Company provided $3,996,000 for loan losses in the first quarter of 2012 versus $5,429,000 in the fourth quarter of 2011 and $7,001,000 in the first quarter of 2011. In accordance with industry guidance, related to real estate 1-4 family junior lien mortgages, issued by bank regulators during the first quarter of 2012, $6,541,000 of performing junior liens were reclassified from a Pass rating to a rating of Special Mention due to concerns regarding the performance of the associated priority liens. This reclassification resulted in additional provisions for loan losses of $1,596,000.

The allowance for loan losses decreased $462,000 from $45,914,000 at December 31, 2011 to $45,452,000 at March 31, 2012. The decreases in provision for loan losses and in the allowance for loan and lease losses during the first quarter of 2012 were primarily the result of a decrease in nonperforming loans that was partially offset by the increased provision related to real estate 1-4 family junior lien mortgages noted above.

The following table presents the key components of noninterest income for the periods indicated:

	Three months ended March 31,
(in thousands)	2012	2011	$ Change	% Change
Service charges on deposit accounts	$3,527	$3,430	$97	2.8%
ATM fees and interchange	1,819	1,645	174	10.6%
Other service fees	603	406	197	48.5%
Mortgage banking service fees	372	361	11	3.0%
Change in value of mortgage servicing rights	(369)	(60)	(309)	515.0%

Total service charges and fees	5,952	5,782	170	2.9%

Gain on sale of loans	1,650	725	925	127.6%
Commission on NDIP	819	360	459	127.5%
Increase in cash value of life insurance	450	450	—	0.0%
Change in indemnification asset	(353)	1,692	(2,045)	(120.9%)
(Loss) gain on sale of foreclosed assets	(358)	200	(558)	(279.0%)
Other noninterest income	105	141	(36)	(25.5%)

Total other noninterest income	$2,313	$3,568	(1,255)	(35.2%)

Total noninterest income	$8,265	$9,350	($1,085)	(11.6%)

Noninterest income decreased $1,085,000 (11.6%) to $8,265,000 in the three months ended March 31, 2012 when compared to the three months ended March 31, 2011. The decrease in noninterest income was primarily due to a $2,045,000 decrease in change in indemnification asset to a negative $353,000, and a $558,000 decrease in gain on sale of foreclosed assets, that were partially offset by a $925,000 increase in gain on sale of loans, and a $459,000 increase in commissions on sale of nondeposit investment products (NDIP). The decrease in change in indemnification offset is further offset by a reduced provision for loan losses and increased interest income related to covered loans, and is related to improved credit metrics of covered loans. The increase in gain on sale of loans is due to increased residential real estate loan refinance activity and our focus to service that activity. The increase in commissions on sale of NDIP is due to our application of additional resources in that area.

Salary and benefit expenses increased $1,969,000 (18.2%) to $12,762,000 during the three months ended March 31, 2012 compared to the three months ended March 31, 2011. Base salaries increased $1,155,000 (16.5%) to $8,159,000 during the three months ended March 31, 2012. The increase in base salaries was mainly due to a 9.1% increase in average full time equivalent staff to 731 and annual merit increases when compared to the three months ended March 31, 2011. The increase in full time equivalent staff is mainly due to Citizens acquisition on September 23, 2011. Incentive and commission related salary expenses increased $459,000 (50.1%) to $1,375,000 during three months ended March 31, 2012 due primarily to increases in production related incentives and incentives tied to net income. Benefits expense, including retirement, medical and workers’ compensation insurance, and taxes, increased $355,000 (12.4%) to $3,228,000 during the three months ended March 31, 2012 primarily due to the increase in average full time equivalent staff noted above.

Other noninterest expenses increased $1,275,000 (14.4%) to $10,153,000 during the three months ended March 31, 2012 when compared to the three months ended March 31, 2011. Changes in the various categories of other noninterest expense are reflected in the table below. The changes are indicative of the Citizens acquisition, and the economic environment which has led to increases, or fluctuations, in professional loan collection expenses, provision for foreclosed asset losses, and foreclosed asset expenses.

The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended
	March 31,
(in thousands)	2012	2011	$ Change	% Change
Salaries	$8,159	$7,004	$1,155	16.5%
Commissions and incentives	1,375	916	459	50.1%
Employee benefits	3,228	2,873	355	12.4%

Total salaries and benefits expense	12,762	10,793	1,969	18.2%

Occupancy	1,716	1,460	256	17.5%
Equipment	1,117	921	196	21.3%
Change in reserve for unfunded commitments	(190)	50	(240)
Data processing and software	1,429	852	577	67.7%
Telecommunications	555	406	149	36.7%
ATM network charges	567	482	85	17.6%
Professional fees	423	287	136	47.4%
Advertising and marketing	498	432	66	15.3%
Postage	256	216	40	18.5%
Courier service	189	208	(19)	(9.1%)
Intangible amortization	53	85	(32)	(37.6%)
Operational losses	116	109	7	6.4%
Provision for foreclosed asset losses	83	449	(366)	(81.5%)
Foreclosed asset expense	525	167	358	214.4%
Assessments	606	867	(261)	(30.1%)
Other	2,210	1,887	323	17.1%

Total other noninterest expense	10,153	8,878	1,275	14.4%

Total noninterest expense	$22,915	$19,671	$3,244	16.5%

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2011. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 37-year history in the banking industry. It operates 41 traditional branch locations and 27 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 76 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

TRICO BANCSHARES – CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Statement of Income Data
Interest income	$27,164	$29,609	$24,472	$24,467	$24,434
Interest expense	2,128	2,329	2,465	2,714	2,730
Net interest income	25,036	27,280	22,007	21,753	21,704
Provision for loan losses	3,996	5,429	5,069	5,561	7,001
Noninterest income:
Service charges and fees	5,952	6,457	5,584	6,121	5,782
Other income	2,313	4,032	9,139	2,130	3,568
Total noninterest income	8,265	10,489	14,723	8,251	9,350
Noninterest expense:
Base salaries net of deferred loan origination costs	8,159	8,071	7,478	7,198	7,004
Incentive compensation expense	1,375	188	1,850	783	916
Employee benefits and other compensation expense	3,228	2,506	2,602	2,734	2,873
Total salaries and benefits expense	12,762	10,765	11,930	10,715	10,793
Other noninterest expense	10,153	11,311	8,943	9,380	8,878
Total noninterest expense	22,915	22,076	20,873	20,095	19,671
Income before taxes	6,390	10,264	10,788	4,348	4,382
Net income	$3,931	$6,549	$6,470	$2,771	$2,800
Share Data
Basic earnings per share	$0.25	$0.41	$0.40	$0.17	$0.18
Diluted earnings per share	$0.25	$0.41	$0.40	$0.17	$0.17
Book value per common share	$13.71	$13.55	$13.19	$12.82	$12.72
Tangible book value per common share	$12.66	$12.49	$12.14	$11.82	$11.71
Shares outstanding	15,978,958	15,978,958	15,978,958	15,978,958	15,860,138
Weighted average shares	15,978,958	15,978,958	15,978,958	15,922,228	15,860,138
Weighted average diluted shares	16,042,765	16,015,312	16,006,358	15,953,572	16,023,589
Credit Quality
Nonperforming originated loans	$70,764	$75,775	$74,324	$73,720	$71,053
Total nonperforming loans	82,575	85,731	85,067	73,720	71,053
Guaranteed portion of nonperforming loans	218	3,061	3,287	3,496	3,736
Foreclosed assets, net of allowance	14,789	16,332	17,870	9,337	8,983
Loans charged-off	4,922	5,340	4,428	5,230	7,049
Loans recovered	464	525	697	407	701
Selected Financial Ratios
Return on average total assets	0.63%	1.04%	1.17%	0.51%	0.51%
Return on average equity	7.14%	12.19%	12.41%	5.39%	5.50%
Average yield on loans	6.53%	6.94%	6.24%	6.24%	6.22%
Average yield on interest-earning assets	4.66%	5.12%	4.82%	4.84%	4.84%
Average rate on interest-bearing liabilities	0.49%	0.53%	0.64%	0.71%	0.72%
Net interest margin (fully tax-equivalent)	4.30%	4.71%	4.34%	4.31%	4.31%
Supplemental Loan Interest Income Data:
Discount accretion PCI – cash basis loans	18	418	28	—	—
Discount accretion PCI – other loans	776	949	223	185	136
Discount accretion PNCI loans	1,286	1,738	—	—	—
Regular interest Purchased loans	3,420	3,651	978	872	835
All other loan interest income	19,429	20,491	20,758	20,678	20,751
Total loan interest income	24,929	27,247	21,987	21,735	21,722

TRICO BANCSHARES – CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Balance Sheet Data
Cash and due from banks	$681,760	$637,275	$522,636	$391,054	$406,294
Securities, available-for-sale	212,157	229,223	257,300	264,992	279,824
Federal Home Loan Bank Stock	10,508	10,610	11,124	9,199	9,133
Loans held for sale	5,869	10,219	10,872	4,379	2,834
Loans:
Commercial loans	129,906	139,131	154,257	140,531	131,242
Consumer loans	419,539	406,330	400,627	382,864	388,142
Real estate mortgage loans	924,336	965,922	978,492	828,757	823,563
Real estate construction loans	37,304	39,649	42,251	43,910	44,713
Total loans, gross	1,511,085	1,551,032	1,575,627	1,396,062	1,387,660
Allowance for loan losses	(45,452)	(45,914)	(45,300)	(43,962)	(43,224)
Foreclosed assets	14,789	16,332	17,870	9,337	8,983
Premises and equipment	19,814	19,893	19,717	20,142	18,552
Cash value of life insurance	50,853	50,403	51,891	51,441	50,991
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	1,248	1,301	1,353	475	495
Mortgage servicing rights	4,784	4,603	4,238	4,818	4,808
FDIC indemnification asset	3,405	4,405	4,473	4,545	6,689
Accrued interest receivable	7,095	7,312	7,397	6,549	6,941
Other assets	39,474	43,384	33,750	41,634	40,239
Total assets	2,532,908	2,555,597	2,488,467	2,176,184	2,195,738
Deposits:
Noninterest-bearing demand deposits	564,143	541,276	469,630	419,391	427,116
Interest-bearing demand deposits	488,573	431,565	425,281	401,040	406,060
Savings deposits	724,449	797,182	788,276	618,413	608,582
Time certificates	392,581	420,513	437,036	397,887	418,154
Total deposits	2,169,746	2,190,536	2,120,223	1,836,731	1,859,912
Accrued interest payable	1,587	1,674	1,815	1,865	2,044
Reserve for unfunded commitments	2,550	2,740	2,640	2,640	2,690
Other liabilities	29,675	30,427	28,808	29,561	30,262
Other borrowings	69,074	72,541	82,919	59,234	57,781
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	2,313,870	2,339,156	2,277,643	1,971,269	1,993,927
Total shareholders’ equity	219,038	216,441	210,824	204,915	201,811
Accumulated other comprehensive gain	3,658	3,811	3,468	2,644	1,086
Average loans	1,527,536	1,570,648	1,410,151	1,393,989	1,396,331
Average interest-earning assets	2,334,842	2,320,205	2,037,348	2,028,429	2,024,285
Average total assets	2,514,541	2,513,634	2,207,800	2,192,651	2,189,363
Average deposits	2,149,212	2,149,422	1,865,399	1,852,800	1,851,606
Average total equity	$220,366	$214,979	$208,560	$205,763	$203,535
Total risk based capital ratio	14.3%	13.9%	13.5%	14.6%	14.5%
Tier 1 capital ratio	13.0%	12.7%	12.2%	13.3%	13.2%
Tier 1 leverage ratio	9.5%	9.5%	10.5%	10.4%	10.3%
Tangible capital ratio	8.0%	7.9%	7.8%	8.7%	8.5%